UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2015

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 26, 2015, the Company entered into a Business Promissory Note and Security Agreement with Bank of Lake Mills for the principal sum of $200,000.  The Note is for a term of six months with a weekly repayment schedule ending February 22, 2016. The Note includes standard representations and warranties. The Note is secured by certain assets of the Company as well as a personal guarantee by chief executive officer Alex Minicucci. The total repayment amount including interest and principal is $244,636.61 to be paid pro-rata weekly ending February 22, 2016. The Company plans to use net proceeds from the loan for general working capital.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussion in Item 1.01 above with respect to the obligation of the Company pursuant to the Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
/s/ Alex Minicucci
Dated: September 1, 2015	By:	Alex Minicucci
Chief Executive Officer